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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March 7, 2011

Board of Directors
Atlas Resources, Inc.
Sherman Oaks, CA

We hereby consent to the use in this Registration Statement on Form S-1/A-5 of our report dated February 18, 2010, relating to the financial statements of Atlas Resources, Inc., a Nevada Corporation, for the period ended December 31, 2009 which appears in such Registration Statement.

Sincerely,

/S/
Chisholm, Bierwolf, Nilson & Morrill, LLC

Chisholm, Bierwolf, Nilson & Morrill, LLC